SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 4, 2010

INERGETICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

205 Robin Road, Suite 222, Paramus, NJ 07652 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective May 4, 2010, the Company executed a Broker Sales and Distribution Agreement (“Agreement”) with Windmill Health Products, LLC (Windmill) whereas Inergetics, Inc. has conditionally granted Windmill the exclusive rights to sell the Company’s “Surgex kit” and “Surgex RTD” (Ready to Drink) products to all agreed upon Classes of Trade and within agreed upon Territories.

Windmill must achieve specific minimum sales goals of $5 Million, $8 Million and $10 Million during the first three years of the Agreement respectively. Failure to do so gives the Company the option to terminate the agreement.

Classes of Trade include: Direct Media, Direct Mail, Food, Drug, Mass Market, GNC, Vitamin World, Vitamin Shoppe, Domestic and International Sports Nutrition Distributors and International customers upon approval of the Company.

Territories include: USA, North America and International markets approved by the Company.

Windmill will serve as a broker for sales and distribution for the agreed upon products in exchange for a commission of 10% on all Inergetics’ product sales. All sales prices shall be determined solely by the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 6, 2010
INERGETICS, INC.

By:	/s/ Frank Guarino
Frank Guarino, CFO